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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported) October 8, 1999
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                             EPL Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


         Colorado                  0 - 28444                    84-0990658
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(State or other jurisdiction      (Commission                (IRS Employer
    of incorporation)             File Number)             Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA                19113
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   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (610) 521-4400
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS

     On October 8, 1999, EPL Technologies, Inc. (the "Company") announced that it had signed a strategic five year manufacturing and co-pack agreement with Reser's Fine Foods, Inc. ("Resers"). Under the agreement, Reser's will process and supply EPL's wholly-owned subsidiary, EPL Food Products, Inc., with all of EPL's fresh-cut potato product requirements. In addition, Reser's will process and supply EPL with a new range of blanched (partially cooked) potato products to be sold by EPL under the Fresh Alternatives TM brand. The Fresh Alternatives TM brand has been made available to EPL by the Sholl Group II, Inc., the exclusive licensee of The Pillsbury Company's Green Giant (R) Fresh brand name. In addition, the Company and Resers signed a related five-year non-exclusive license agreement for the Company's proprietary processing technology for potatoes. Additional information regarding these agreements is set forth in the press release attached as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a)          Not Applicable

     b)          Not Applicable

     c)          Exhibits

                 99.1 Press Release dated October 8, 1999 regarding manufacturing and co-pack agreement for fresh-cut potato products.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 13, 1999                        EPL Technologies, Inc.


                                           By:  /s/Paul L. Devine
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                                                Paul L. Devine
                                                Chairman, President &
                                                Chief Executive Officer


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